EXHIBIT 99.1

DYNATRACE ANNOUNCES CHIEF CUSTOMER OFFICER TRANSITION
Steve McMahon named next Chief Customer Officer, transitioning from Matthias Dollentz-Scharer

WALTHAM, Mass., April 22, 2025 - Dynatrace (NYSE: DT), the leading AI-powered observability platform, today announced that Steve McMahon will join Dynatrace as its new Chief Customer Officer effective May 12, 2025. Matthias Dollentz-Scharer plans to retire from the role after over 10 years with the company and will stay on in an advisory capacity through September 30, 2025.
“Dynatrace is redefining observability for the world’s largest and most innovative organizations, and Steve’s appointment as Chief Customer Officer of Dynatrace will help us continue our deep commitment to delivering significant customer value, adoption, and success,” said Rick McConnell, Chief Executive Officer of Dynatrace. “He brings more than 25 years of expertise in developing programs to drive exceptional customer experience and productivity.”
McMahon is currently Chief Customer Success Officer at Zscaler, where he leads a team of technical support and professional services experts, account managers, architects, and engineers focused on customer adoption, deployment, and utilization of the full portfolio. Prior to Zscaler, McMahon ran Customer Success, Operations and served as Chief Information Officer at CrowdStrike. He also held various leadership positions at Splunk, including Chief Information Officer. Before joining Splunk, McMahon spent nearly 15 years at Cisco primarily leading customer-focused teams. He also served in the United States Navy and received a Bachelor of Arts in Economics from Yale University.
“I’m excited to join Dynatrace, a company that drives exceptional customer value through its industry-leading observability platform,” said McMahon. “Today’s digital businesses are flooded with data and growing complexity. Dynatrace delivers the insights and visibility required to optimize and scale so customers can realize the greatest possible ROI from their technology investments. Building upon the strong customer success foundation that is already in place, I am excited to play a key role in driving Dynatrace’s long-term growth ambitions.”
“On behalf of the Dynatrace team, I want to express our deepest gratitude to Matthias for his countless and long-lasting contributions to our success over the last decade,” continued McConnell. “His thoughtful leadership and dedication have been instrumental in building a world-class customer success organization, positioning Dynatrace well for the future.”
About Dynatrace
Dynatrace is advancing observability for today’s digital businesses, helping to transform the complexity of modern digital ecosystems into powerful business assets. By leveraging AI-powered insights, Dynatrace enables organizations to analyze, automate, and innovate faster to drive their business forward. To learn more about how Dynatrace can help your business, visit www.dynatrace.com, visit our blog and follow us on LinkedIn and X @dynatrace.

Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the executive transition and expected benefits to Dynatrace from Steve McMahon’s appointment and his related experience. These forward-looking statements include all statements that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies, and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations, or strategies will be attained or achieved. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including the risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events, or otherwise.

Contacts
Investors:
Noelle Faris
VP, Investor Relations
Noelle.Faris@dynatrace.com

Media Relations:
Dynatrace PR Team
pr-team@dynatrace.com
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